UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 11, 2005
Date of Report (Date of earliest event reported)

MIV THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-30453	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1- 8765 Ash Street Vancouver, British Columbia, Canada	V6P 6T3
(Address of principal executive offices)	(Zip Code)

(604) 301-9545
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02          Unregistered Sales of Equity Securities.

Effective on August 11, 2005 we completed two concurrent non-brokered private placements (each a "Private Placement") in accordance with each of Section 4(2) of the United States Securities Act of 1933, as amended (the "Act"), and Rule 506 of Regulation D promulgated thereunder, together with Regulation S promulgated under the Act, pursuant to which we issued from treasury an aggregate of 7,684,995 units of our company (each a "Unit"), at a subscription price of U.S. $0.45 per Unit, to certain Private Placement subscribers (each now a "Shareholder") of the Company in that instance.

In addition, and in conjunction with the closing of the Unit Private Placement in accordance with Regulation S, we made a cash payment of U.S. $25,000 and we issued an aggregate of 62,500 Series A Warrants and 62,500 Series B Warrants of our company as a finder's fee to a certain company (the "Finder") in that instance.

Each Unit under the Private Placement is comprised of one common share (each a "Share") together with one-half of one Series "A" non-transferable share purchase warrant (each such whole Series "A" warrant being a "Series A Warrant") and one-half of one Series "B" non-transferable share purchase warrant (each such whole Series "B" warrant being a "Series B Warrant") in the capital of our company. Each whole such Series A Warrant now entitles the Shareholder and the Finder thereof to purchase one additional common share of our company (each a "Series A Warrant Share") for the period commencing upon the date of issuance of the Units by our company; that being on August 11, 2005; and ending at 5:00 p.m. (Vancouver time) on the day which is the earlier of (i) 12 months from August 11, 2005 and (ii) six months commencing from the effective date of the company's proposed "Registration Statement" pursuant to which the Series A Warrants are to be proposed for registration (the "Registration") under the United States Securities Act of 1933, as amended (the earlier such time period being the "Warrant Exercise Period"), at an exercise price of U.S. $0.65 per Series A Warrant Share during the Warrant Exercise Period. Each whole Series B Warrant now entitles the Shareholder and the Finder thereof to purchase one additional common share of our company (each a "Series B Warrant Share") for the period commencing on August 11, 2005 and ending at 5:00 p.m. (Vancouver time) on the day which is the earlier of (i) 30 months from August 11, 2005 and (ii) 24 months commencing from the effective date of our company's proposed Registration Statement pursuant to which the Series B Warrants are to be proposed for Registration (the earlier such time period being also the "Warrant Exercise Period"), at an exercise price of U.S. $0.70 per Series B Warrant Share during the first 12 months of the Warrant Exercise Period (months one to 12), at an exercise price of U.S. $0.85 per Warrant Share during the next six months of the Warrant Exercise Period (months 13 to 18) and at an exercise price of U.S. $1.00 per Warrant Share during the final six months of the Warrant Exercise Period (months 19 to 24).

In or about early August of 2005 we also completed the sale of 1,700,000 common shares of our company, at an average selling price of approximately U.S. $0.50 per common share, to the market in Europe in accordance with Regulation S promulgated under the Act.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01          Financial Statements and Exhibits.

(a)     Financial statements of businesses acquired.

Not applicable.

(b)     Pro forma financial information.

Not applicable.

(c)     Exhibits.

SUBMITTED HEREWITH

Exhibits	Description
99.1	News Release dated August 22, 2005 - "MIV Therapeutics Closes 4.14 Million Equity Financing - Proceeds to Accelerate MIVT's Advancement of Unique Next-Generation Hap Coating Technologies".

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MIV THERAPEUTICS, INC.
DATE: September 16, 2005	By: /s/ Patrick A. McGowan Patrick A. McGowan
Chief Financial Officer, Executive Vice President and a director